                      LEXINGTON CORPORATE PROPERTIES, INC.
                             a Maryland corporation

          2,800,000 shares of Common Stock, par value $.0001 per share

                                PRICING AGREEMENT


To:           Lexington Corporate Properties, Inc.
              355 Lexington Avenue
              New York, New York  10017

Ladies and Gentlemen:

              We understand that Lexington Corporate Properties, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 2,800,000 shares of its common stock, par value $.0001 per share (the "Common Stock"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the number of Shares opposite our respective names set forth below at the purchase price set forth below, and a proportionate share of Option Shares set forth below, to the extent any are purchased.

                                   SCHEDULE I

                              List of Underwriters


Underwriter                                                                   Number
                                                                        of Initial Shares
Bear, Stearns & Co. Inc.                                                  616,000
McDonald & Company Securities, Inc.                                       616,000
UBS Securities LLC                                                        616,000
Alex. Brown & Sons Incorporated                                            56,000
EVEREN  Securities, Inc.                                                   56,000
Goldman, Sachs & Co.                                                       56,000
Lehman Brothers Inc.                                                       56,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                         56,000
Montgomery Securities                                                      56,000
NatWest Securities Limited                                                 56,000

Robertson, Stephens & Company LLC                                          56,000
Smith Barney Inc.                                                          56,000
Blaylock & Partners, L.P.                                                  28,000
Friedman, Billings, Ramsey & Co., Inc.                                     28,000
Furman Selz LLC                                                            28,000
Gilford Securities Incorporated                                            28,000
Gruntal & Co., L.L.C.                                                      28,000
Harris Webb & Garrison, Inc.                                               28,000
Jefferies & Company                                                        28,000
Legg Mason Wood Walker, Incorporated                                       28,000
Principal Financial Securities, Inc.                                       28,000
Raymond James & Associates, Inc.                                           28,000
The Robinson-Humphrey Company, Inc.                                        28,000
Sands Brothers & Co., Ltd.                                                 28,000
Stifel, Nicolaus & Company, Incorporated                                   28,000
Sutro & Co. Incorporated                                                   28,000
Tucker Anthony Incorporated                                                28,000
Wheat, First Securities, Inc.                                              28,000


                  Total                                                 2,800,000

                   The Shares shall have the following terms:


Title:                                                   Common Stock
Number of shares:                                           2,800,000
Number of Option Shares:                                      420,000
Initial public offering price per share:                       $13.75
Purchase price per share:                                     $12.925
Listing requirements: Approved for listing upon NYSE

Lock-up provisions:            90 days, except for:  (i) the Company's sale of
         Shares pursuant to the Purchase Agreement and the related Pricing Agreement, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options or upon the exchange of Units, (iii) the issuance of Units in connection with the acquisition of property so long as such Units do not represent, in the aggregate, in excess of 10% of the outstanding equity of the Company and the Property Partnerships and their Subsidiaries, (iv) the Company's issuance of Preferred Stock (or underlying Common Stock) as contemplated by the Investment Agreement between the company and Five Arrows Realty Securities L.L.C. dated as of December 31, 1996 and (v) the Company's grant of options or restricted stock or issuance of Common Stock to any of its employees or directors under any existing employee benefit incentive compensation or similar plan or the issuance of Common Stock under the Company's dividend reinvestment plan; provided, however, a 75-day lockup period applies to the Company's issuance of shares in connection with the CRIT Acquisition. Closing date and location: June 23, 1997; Office of Paul, Hastings, Janofsky & Walker LLP

                  All of the provisions contained in the document attached as Annex I entitled "LEXINGTON CORPORATE PROPERTIES, INC. Common Stock Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                  Please accept this offer no later than 5:00 P.M. (New York City time) on June 17, 1997 by signing a copy of this Pricing Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    BEAR, STEARNS & CO. INC.

                                    By:________________________________________
                                             Authorized Signatory

                                    Acting on behalf of themselves and the
                                           other named Underwriters.



Accepted:

LEXINGTON CORPORATE PROPERTIES, INC.



By:_______________________________
      Name:
      Title:

LEPERCQ CORPORATE INCOME FUND
     L.P., a Delaware limited partnership


By:   Lexington Corporate Properties, Inc.

      the sole shareholder of LEX GP 1, Inc.,
      which is sole general partner of
      Lepercq Corporate Income Fund L.P.

      By:_________________________
           Name:
           Title:

LEPERCQ CORPORATE INCOME FUND
     II L.P., a Delaware limited partnership


By:   Lexington Corporate Properties, Inc.
      the sole shareholder of LEX GP 1, Inc.,
      which is sole general partner of
      Lepercq Corporate Income Fund II L.P.

      By:_________________________
           Name:
           Title:

LXP I, L.P.

        By:       Lexington Corporate Properties, Inc.,
                  the sole shareholder of LXP I, Inc.,
                  which is the sole general partner of
                  LXP I, L.P.


By:_______________________________
      Name:
      Title:

LXP II, L.P.

        By:       Lexington Corporate Properties, Inc.,
                  the sole shareholder of LXP II, Inc.,
                  which is the sole general partner of
                  LXP II, L.P.

By:_______________________________
      Name:
      Title: